                                                                  Exhibit (4)-24
                                                              Unicom Corporation
                                                      Form 10-K File No. 1-11375

 -------------------------------------------------------------------------------

                               CREDIT AGREEMENT

                         DATED AS OF DECEMBER 17, 1999

                                     AMONG

                           UNICOM ENTERPRISES INC.,
                                 AS BORROWER,

                                  THE LENDERS
                                 PARTY HERETO,

                                 BANK ONE, NA,
                     AS ARRANGER AND ADMINISTRATIVE AGENT,

                           THE CHASE MANHATTAN BANK,
                             AS SYNDICATION AGENT,

                                CITIBANK, N.A.,
                            AS DOCUMENTATION AGENT

                                      AND

                        BANC ONE CAPITAL MARKETS, INC.,
                     AS LEAD ARRANGER AND SOLE BOOK RUNNER


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                             ARTICLE I DEFINITIONS

                  ARTICLE II THE CREDIT EXTENSIONS

 SECTION 2.01.    Commitment.....................................................  13
 SECTION 2.02.    Required Payments; Termination.................................  13
 SECTION 2.03.    Ratable Loans..................................................  13
 SECTION 2.04.    Types of Advances..............................................  13
 SECTION 2.05.    Commitment Fee; Reductions in Aggregate Commitment.............  13
 SECTION 2.06.    Minimum Amount of Each Advance.................................  13
 SECTION 2.07.    Optional Principal Payments....................................  14
 SECTION 2.08.    Method of Selecting Types and Interest Periods for New Advances  14
 SECTION 2.09.    Conversion and Continuation of Outstanding Advances............  14
 SECTION 2.10.    Changes in Interest Rate, etc..................................  15
 SECTION 2.11.    Rates Applicable After Default.................................  15
 SECTION 2.12.    Method of Payment..............................................  15
 SECTION 2.13.    Noteless Agreement; Evidence of Indebtedness...................  16
 SECTION 2.14.    Telephonic Notices.............................................  16
 SECTION 2.15.    Interest Payment Dates; Interest and Fee Basis.................  17
 SECTION 2.16.    Notification of Advances, Interest Rates, Prepayments,
                  Modifications and Commitment Reductions........................  17
 SECTION 2.17.    Lending Installations..........................................  17
 SECTION 2.18.    Non-Receipt of Funds by the Agent..............................  17
 SECTION 2.19.    Facility LCs...................................................  18
 SECTION 2.20.    Extension of Facility Termination Date.........................  22
 SECTION 2.21.    Replacement of Lender..........................................  22

                      ARTICLE III YIELD PROTECTION; TAXES

 SECTION 3.01.    Yield Protection...............................................  23
 SECTION 3.02.    Changes in Capital Adequacy Regulations........................  24
 SECTION 3.03.    Availability of Types of Advances..............................  25
 SECTION 3.04.    Funding Indemnification........................................  25
 SECTION 3.05.    Taxes..........................................................  25
 SECTION 3.06.    Lender Statements; Survival of Indemnity.......................  27

                        ARTICLE IV CONDITIONS PRECEDENT

 SECTION 4.01.    Initial Credit Extension.......................................  27
 SECTION 4.02.    Each Credit Extension..........................................  29

                   ARTICLE V REPRESENTATIONS AND WARRANTIES

 SECTION 5.01.    Existence and Standing.........................................  29
 SECTION 5.02.    Authorization..................................................  29
 SECTION 5.03.    Governmental Approval..........................................  30

 SECTION 5.04.    Validity.......................................................  30
 SECTION 5.05.    Financial Statements...........................................  30
 SECTION 5.06.    Litigation.....................................................  30
 SECTION 5.07.    Exchange Act...................................................  30
 SECTION 5.08.    Regulation U...................................................  30
 SECTION 5.09.    Government Regulations.........................................  30
 SECTION 5.10.    Taxes..........................................................  31
 SECTION 5.11.    ERISA..........................................................  31
 SECTION 5.12.    Accuracy of Information........................................  31
 SECTION 5.13.    Public Utility Holding Company Act; Investment Company Act.....  31
 SECTION 5.14.    Year 2000......................................................  31

                             ARTICLE VI COVENANTS

 SECTION 6.01.    Reporting Requirements.........................................  32
 SECTION 6.02.    Preservation of Corporate Existence, Etc.......................  34
 SECTION 6.03.    Compliance with Laws, Etc......................................  34
 SECTION 6.04.    Maintenance of Insurance, Etc..................................  34
 SECTION 6.05.    Inspection Rights..............................................  34
 SECTION 6.06.    Maintaining of Books...........................................  34
 SECTION 6.07.    Maintenance of Properties......................................  35
 SECTION 6.08.    Taxes and Liabilities..........................................  35
 SECTION 6.09.    Use of Proceeds................................................  35
 SECTION 6.10.    ERISA..........................................................  35
 SECTION 6.11.    Year 2000......................................................  35
 SECTION 6.12.    Borrower Stock.................................................  35
 SECTION 6.13.    Indebtedness...................................................  36
 SECTION 6.14.    Investments in Other Persons...................................  36
 SECTION 6.15.    Distributions..................................................  36
 SECTION 6.16.    Liens, Etc.....................................................  36
 SECTION 6.17.    Mergers; Sale of Assets; Etc...................................  37
 SECTION 6.18.    Other Agreements...............................................  38
 SECTION 6.19.    Regulation U...................................................  38
 SECTION 6.20.    Transactions with Affiliates...................................  38

                             ARTICLE VII DEFAULTS

 ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
 SECTION 8.01.    Acceleration; Facility LC Collateral Account...................  41
 SECTION 8.02.    Amendments.....................................................  43
 SECTION 8.03.    Preservation of Rights.........................................  43

                         ARTICLE IX GENERAL PROVISIONS

 SECTION 9.01.    Survival of Representations....................................  44
 SECTION 9.02.    Governmental Regulation........................................  44
 SECTION 9.03.    Headings.......................................................  44


 SECTION 9.04.    Entire Agreement...............................................  44
 SECTION 9.05.    Several Obligations; Benefits of this Agreement................  44
 SECTION 9.06.    Expenses; Indemnification......................................  44
 SECTION 9.07.    Numbers of Documents...........................................  45
 SECTION 9.08.    Accounting.....................................................  45
 SECTION 9.09.    Severability of Provisions.....................................  45
 SECTION 9.10.    Nonliability of Lenders........................................  45
 SECTION 9.11.    Confidentiality................................................  46
 SECTION 9.11.    Confidentiality TC.............................................  46
 SECTION 9.12.    Nonreliance....................................................  46
 SECTION 9.13.    Disclosure.....................................................  46

                              ARTICLE X THE AGENT

 SECTION 10.01.   Appointment; Nature of Relationship............................  46
 SECTION 10.02.   Powers.........................................................  47
 SECTION 10.03.   General Immunity...............................................  47
 SECTION 10.04.   No Responsibility for Loans, Recitals, Etc.....................  47
 SECTION 10.05.   Action on Instructions of Lenders..............................  47
 SECTION 10.06.   Employment of Agents and Counsel...............................  47
 SECTION 10.07.   Reliance on Documents; Counsel.................................  48
 SECTION 10.08.   Agent's Reimbursement and Indemnification......................  48
 SECTION 10.09.   Notice of Default..............................................  48
 SECTION 10.10.   Rights as a Lender.............................................  48
 SECTION 10.11.   Lender Credit Decision.........................................  49
 SECTION 10.12.   Successor Agent................................................  49
 SECTION 10.13.   Agent's Fee....................................................  49
 SECTION 10.14.   Delegation to Affiliates.......................................  50
 SECTION 10.15.   Documentation Agent, Syndication Agent, Etc....................  50

                      ARTICLE XI SETOFF; RATABLE PAYMENTS

 SECTION 11.01.    Setoff........................................................  50
 SECTION 11.02.    Ratable Payments..............................................  50

 ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

 SECTION 12.01.    Successors and Assigns........................................  50
 SECTION 12.02.    Participations................................................  51
 SECTION 12.03.    Assignments...................................................  52
 SECTION 12.04.    Dissemination of Information..................................  53
 SECTION 12.05.    Tax Treatment.................................................  53

                             ARTICLE XIII NOTICES

 SECTION 13.01.    Notices.......................................................  53
 SECTION 13.02.    Change of Address.............................................  53

                           ARTICLE XIV COUNTERPARTS

 ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
 SECTION 15.01.    CHOICE OF LAW.................................................  54
 SECTION 15.02.    CONSENT TO JURISDICTION.......................................  54
 SECTION 15.03.    WAIVER OF JURY TRIAL..........................................  54

PRICING SCHEDULE
SCHEDULE I - LIST OF COMMITMENTS
EXHIBIT A - FORM OF OPINION
EXHIBIT B - COMPLIANCE CERTIFICATE
EXHIBIT C - ASSIGNMENT AGREEMENT
EXHIBIT D - LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
EXHIBIT E - NOTE
EXHIBIT F - GUARANTY
EXHIBIT G - TERMS OF SUBORDINATION

                               CREDIT AGREEMENT

     This Agreement, dated as of December 17, 1999 is among Unicom Enterprises Inc., the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement:

          "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

          "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

          "Aggregate Outstanding Amount" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

          "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

          "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

          "Applicable Fee Rate" means, at any time, the percentage rate per annum at which the Commitment Fee or the LC Fee is accruing on the unused portion of the Aggregate Commitment or the undrawn stated amount of the Facility LCs (as the case may be) at such time as set forth in the Pricing Schedule.

          "Applicable Law" means, with respect to any matter or Person, any law, rule, regulation, order, decree, or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

          "Applicable Margin" means, for any Eurodollar Advance or any Floating Rate Advance, (i) on any date the Utilization Percentage equals or is less than 33-1/3%, the Eurodollar Rate or Floating Rate percentage per annum set forth on the Pricing Schedule in the columns identified as Level 1, Level 2, Level 3 and Level 4, and (ii) on any date the Utilization Percentage exceeds 33-1/3%, the Utilized Eurodollar Rate or Utilized Floating Rate percentage per annum set forth on the Pricing Schedule in the columns identified as Level 1, Level 2, Level 3 and Level 4.

          "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Book Runner.

          "Article" means an article of this Agreement unless another document is specifically referenced.

          "Authorized Officer" means any of the Chairman, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower or Guarantor, acting singly.

          "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Amount at such time.

          "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

          "Borrower" means Unicom Enterprises Inc., an Illinois corporation, and its successors and assigns.

          "Borrowing Date" means a date on which an Advance is made hereunder.

          "Borrowing Notice" is defined in Section 2.08.

          "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and
     (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

          "Capitalized Lease" means, with respect to any Person, any lease which, in accordance with GAAP, has been, or should be, recorded as a capitalized lease in such Person's financial statements.

          "Change of Control" is defined in Section 7.13.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Collateral Shortfall Amount" is defined in Section 8.01.

          "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth on Schedule I hereto or as set forth in any assignment that has become effective pursuant to Section 12.03(b), as such amount may be modified from time to time pursuant to the terms hereof.

          "Commitment Fee" is defined in Section 2.05.

          "Commonwealth" means Commonwealth Edison Company, an Illinois corporation.

          "Contingent Obligation" means, as to any Person, the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any monetary obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit, or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (c) to purchase property, securities, or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation or, where such Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. For purposes of computing the consolidated Indebtedness of any Person, the amount of any primary obligation of any Subsidiary of such Person and the amount of any Contingent Obligation of such Person corresponding to such primary obligation shall only be counted once (i.e., without duplication).

          "Conversion/Continuation Notice" is defined in Section 2.09.

          "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under
     Section 414 of the Code.

          "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time, changing when and as said corporate base rate or prime rate changes.

          "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

          "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC or the effective date of any Modification to any Facility LC that extends the stated termination date or increases the face amount of such Facility LC.

          "Default" means an event described in Article VII.

          "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Hazardous Substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, industrial or toxic wastes or other Hazardous Substances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time.

          "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA

     (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate of the Borrower from a Multiple Employer Plan during a plan year for which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or an ERISA Affiliate of the Borrower to make a payment to a Plan required under Section 302(f)(1) of ERISA, which failure results in the imposition of a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan; or
     (viii) any withdrawal liability under Section 4201 of ERISA.

          "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

          "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Bank One's Eurodollar Loan and having a maturity equal to such Interest Period.

          "Eurodollar Loan" means a Loan which, except as otherwise provided in
     Section 2.11, bears interest at the applicable Eurodollar Rate.

          "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

          "Exchange Act" means the Securities Exchange Act of 1934, and the regulations promulgated thereunder, in each case as amended from time to time.

          "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or
     (ii) the jurisdiction in which such Lender's principal executive office or such Lender's applicable Lending Installation is located.

          "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

          "Existing Facility" means the Amended and Restated Credit Agreement, dated as of November 15, 1996, as amended, among the Borrower, the banks named therein and Citibank, N.A., as agent.

          "Extension Request" is defined in Section 2.20.

          "Facility LC" is defined in Section 2.19(b).

          "Facility LC Application" is defined in Section 2.19(d).

          "Facility LC Collateral Account" is defined in Section 2.19(l).

          "Facility Termination Date" means the 364th calendar day following the date hereof or any later date as may be specified as the Facility Termination Date in accordance with Section 2.20 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

          "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 9:30 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.

          "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

          "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

          "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body required in connection with any Loan Party's execution, delivery or performance of any Loan Document.

          "Guarantor" means Unicom Corporation, an Illinois corporation.

          "Guaranty" means that certain Guaranty executed by the Guarantor, in substantially the form of Exhibit F, as it may be amended or modified and in effect from time to time.

          "Hazardous Substance" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

          "Indebtedness" of a Person means (without duplication) (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments,
     (iii) obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iv) obligations of such Person as lessee under Capitalized Leases, (v) indebtedness of such Person consisting of unpaid reimbursement obligations in respect of all drafts drawn or demands for payment made under letters of credit issued for the account of such Person issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses (i) through (iv) above and clause (vi) below, but excluding trade letters of credit, (vi) all Contingent Obligations of such Person, (vii) liabilities of such Person in respect of unfunded vested benefits under Pension Plans covered by Title IV of ERISA (other than Multiemployer Plans), and (viii) withdrawal liability of such Person incurred under ERISA to any Multiemployer Plan (including, without limitation, with respect to each of the foregoing clauses (i) through (vi), any such indebtedness, obligations, or liabilities that is non-recourse to the credit of such Person but is secured by assets of such Person, and otherwise excluding any such indebtedness, obligations or liabilities that is non-recourse to the credit of such Person); provided, however, that Indebtedness of the Borrower shall not include any Contingent Obligations of the Borrower that constitute Nonrecourse Indebtedness and are secured only by Liens permitted by Section 6.16; provided further, that Indebtedness of the Borrower or any Affiliate of the Borrower shall not include any Indebtedness of the Borrower or such Affiliate, including Contingent Liabilities of the Borrower, that are incurred, directly or indirectly, in connection with the acquisition of the Replacement Property or incurred, directly or indirectly, under the terms of the Replacement Property Contracts, as those terms are defined under those certain Qualified Intermediary Exchange Agreements, dated as of December 15, 1999, among Unicom Investments, Inc. and State Street Bank and Trust Company of Connecticut, National Association.

          "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          "LC Fee" is defined in Section 2.19(e).

          "LC Issuer" means a Lender designated by the Borrower, and acceptable to the Agent, in accordance with Section 2.19(a) as the issuer of a Facility LC.

          "LC Obligations" means, at any time, the sum, without duplication, of
     (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

          "LC Payment Date" is defined in Section 2.19(f).

          "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

          "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

          "Lien" is defined in Section 6.16.

          "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

          "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.13 and the Guaranty.

          "Loan Party" means the Borrower and the Guarantor.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition, results of operations, business or Property of the Borrower and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, or
     (iii) the validity or enforceability against any Loan Party of any of the Loan Documents to which such Loan Party is a party or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

          "Merger Approvals" is defined in Section 5.03.

          "Modify" or "Modification" are defined in Section 2.19(b).

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate of the Borrower and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under
     Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Nonrecourse Indebtedness" means any Indebtedness that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Indebtedness is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:

          (i) recourse to the named obligor with respect to such Indebtedness (the "Debtor") for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset; and

          (ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Indebtedness, but only if:

                (A) the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

                (B) the Person to which such Indebtedness is owed is not entitled, by virtue of any right or claim arising out of or in connection with such Indebtedness, to commence proceedings for the winding up or dissolution of the Debtor or to appoint or procure the appointment of any receiver, trustee, or similar Person or officer in respect of the Debtor or any of its assets (other than the assets subject to the security interest or lien referred to above); and

          (iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

          "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

          "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

          "Other Taxes" is defined in Section 3.05(ii).

          "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

          "Participants" is defined in Section 12.02(a).

          "Payment Date" means the last day of each March, June, September and December.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

          "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

          "Purchasers" is defined in Section 12.03(a).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

          "Replacement Property" is defined in the Qualified Intermediary Exchange Agreements, dated as of December 15, 1999.

          "Replacement Property Contracts" is defined in the Qualified Intermediary Exchange Agreements, dated as of December 15, 1999.

          "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the Aggregate Outstanding Amount.

          "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

          "Response Date" is defined in Section 2.20.

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Significant Subsidiary" means UT Holdings Inc., a Delaware corporation and any other Subsidiary of the Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 20% of the consolidated assets (valued at book value) of the Borrower and its Subsidiaries.

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate of the Borrower and no Person other than the Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

          "Transferee" is defined in Section 12.04.

          "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

          "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "Unicom/PECO Merger" means the merger of the Guarantor to be effected into and with Newholdco Corporation pursuant to the Agreement and Plan of Exchange and Merger, dated as of September 22, 1999 among PECO Energy Company, Newholdco Corporation and the Guarantor.

          "Unicom Investment Inc. Debt" means the Indebtedness not exceeding $4,813,121,000 in the aggregate principal amount owed by Unicom Investment Inc., an Illinois corporation, to Commonwealth in connection with the consummation of the sale of Commonwealth's fossil generation assets and any guaranty of such Indebtedness by the Guarantor.

          "Utilization Percentage" means, as of any time for the determination thereof, the percentage obtained by dividing the aggregate Outstanding Credit Exposure by the Aggregate Commitment then in effect.

          "Year 2000 Issues" means, in respect of any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of such Person.

          "Year 2000 Program" is defined in Section 5.14.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II
                             THE CREDIT EXTENSIONS

     SECTION 2.01. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

     SECTION 2.02. Required Payments; Termination. The Aggregate Outstanding Amount and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date, except with respect to Facility LCs referred to in the last sentence of Section 2.19(b).

     SECTION 2.03. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

     SECTION 2.04.  Types of Advances.   The Advances may be Floating Rate
Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.08 and 2.09.

     SECTION 2.05. Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee (the "Commitment Fee") at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date.
The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in minimum amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Amount. The accrued Commitment Fee shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

     SECTION 2.06. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment, provided further, that any Floating Rate Advance made to satisfy any Reimbursement Obligation pursuant to the last sentence of 2.19(g) may be in the amount of such Reimbursement Obligation.

     SECTION 2.07. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.04 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

     SECTION 2.08. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 9:30 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)  the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     SECTION 2.09. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.09 or are repaid in accordance with Section 2.07. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.07 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.06, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     SECTION 2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.09, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.09 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to, but excluding the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.08 and 2.09 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     SECTION 2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.08 or 2.09, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.02 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.02 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee and the Commitment Fee shall be increased by 2% per annum, provided, that during the continuance of a Default under Section 7.08 or 7.09, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     SECTION 2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19(g).

     SECTION 2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder,
(c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.03) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 12.03, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     SECTION 2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     SECTION 2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, the Commitment Fee and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     SECTION 2.16. Notification of Advances, Interest Rates, Prepayments, Modifications and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder and each Modification notice. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     SECTION 2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     SECTION 2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     SECTION 2.19.  Facility LCs.

     (a) LC Issuer. Subject to the terms and conditions hereof, the Borrower may from time to time arrange for one or more Lenders to act as an LC Issuer hereunder. Any such designation by the Borrower shall be notified to the Agent at least five Business Days prior to the first date upon which the Borrower proposes that such LC Issuer issue its first Facility LC, so as to provide adequate time for such proposed Facility LC to be approved by the Agent hereunder; provided, that nothing contained herein shall be deemed to require any Lender to agree to act as an LC Issuer, if it does not so desire. Within two Business Days following the receipt of any such designation of a proposed LC Issuer together with the proposed form of such Facility LC, the Agent shall notify the Borrower as to whether such Facility LC complies with the requirements specified therefor in this Agreement.

     (b) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify", and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000 and (ii) the Aggregate Outstanding Amount shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the date which is one year after the Facility Termination Date and (y) one year after the date of issuance (or Modification).

     (c) Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

     (d) Notice. Subject to Section 2.19(b), the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.

Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

     (e) LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Fee Rate on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (the "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

     (f) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date").
The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19(g) below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

     (g) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19(f). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with
Section 2.08 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

     (h) Obligations Absolute. The Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.(g).

     (i) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

     (j) Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     (k) Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section or any action taken or omitted by such indemnitees hereunder.

     (l) Facility LC Collateral Account. The Borrower agrees that it will, during the continuance of any Unmatured Default, Default, or after the Facility Termination Date, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in
Section 8.01. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by
Section 8.01.

     (m) Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

     SECTION 2.20. Extension of Facility Termination Date. The Borrower may request an extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 60 days prior to the Facility Termination Date. The Extension Request must specify the new Facility Termination Date requested by the Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). The new Facility Termination Date shall be no more than 364 days after the Facility Termination Date in effect at the time the Extension Request is received, including the Facility Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. Any Lender not so consenting by the Response Date shall be deemed to not have consented to such Extension Request. If the consent of each of the Lenders is received by the Agent (or if less than all the Lenders consent thereto, one or more other banks and financial institutions acceptable to the Borrower and the Agent, agree to assume and assume all of the Commitments and Outstanding Credit Exposure of the non-consenting Lenders), the Facility Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date.

     SECTION 2.21. Replacement of Lender. If the Borrower is required pursuant to Section 3.01, 3.02 or 3.05 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.03 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.03 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.01,
3.02 and 3.05 (it being understood that such payment shall be given credit in calculating any subsequent payments under Sections 2.05, 2.15, 2.19(e), 3.01,
3.02 or 3.05), and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.04 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                  ARTICLE III
                            YIELD PROTECTION; TAXES

     SECTION 3.01. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received, provided, however, that no Lender or LC Issuer shall be entitled to receive any such increased costs to the extent incurred more than 180 days prior to the date that such Lender or LC Issuer makes such a demand, provided, further, that if a change in law giving rise to such increased cost is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 3.02. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy) provided, however, that no Lender or LC Issuer shall be entitled to receive any such increased costs to the extent incurred more than 180 days prior to the date that such Lender or LC Issuer makes such a demand, provided further, that if a Change giving rise to such increased cost is retroactive then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     SECTION 3.03. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.04 until such time as any Affected Lender is replaced in accordance with Section 2.21, or until such time as the Required Lenders shall determine such conditions no longer exist.

     SECTION 3.04. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     SECTION 3.05.  Taxes.    (i) All payments by the Borrower to or for the
account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.05.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or, alternatively, the applicable form from the W-8 family of forms), certifying in any case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section shall survive the payment of the Obligations and termination of this Agreement.

     SECTION 3.06. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.01, 3.02 and 3.05 or to avoid the unavailability of Eurodollar Advances under Section 3.03, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.01, 3.02, 3.04 or 3.05. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.01, 3.02, 3.04 and 3.05 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT

     SECTION 4.01. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless and until the following conditions precedent shall have been satisfied:

     (a) the Borrower has paid all fees hereunder to the extent then due and payable and all costs and expenses of the Agent (including reasonable counsel fees and disbursements) incurred through the date hereof.

     (b) The Borrower has furnished to the Agent with sufficient copies for the Lenders:

     (i) Copies of the articles or certificate of incorporation of each Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of each Loan Party, of its by-laws and of its Board of Directors' resolutions and of Governmental

            Approvals or resolutions or actions of any other body, if any, authorizing the execution of the Loan Documents to which such Loan Party is a party.

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

     (iv) A certificate, signed by the chief financial officer or the Treasurer of the Borrower, stating that on the date of the initial Credit Extension (A) the representations and warranties contained in
            Article V of this Agreement are true and correct and (B) no Default or Unmatured Default has occurred and is continuing.

     (v) A certificate, signed by the chief financial officer or the Treasurer of the Guarantor, stating that on the date of the initial Credit Extension (A) the representations and warranties contained in
            Section 6 of the Guaranty are true and correct and (B) no Default or Unmatured Default has occurred and is continuing.

     (vi) A written opinion of the counsel to the Loan Parties, addressed to the Lenders in substantially the form of Exhibit A.

     (vii) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

     (viii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (ix) Information satisfactory to the Agent and the Required Lenders regarding the Loan Parties' Year 2000 Program.

     (x)    The Guaranty, duly executed by the Guarantor.

     (xi) Evidence satisfactory to the Agent that the Existing Facility, and all amounts accrued and outstanding thereunder (whether for principal, interest, fees or other amounts) shall have been paid in full.

     (xii) Such other documents as any Lender or its counsel may have reasonably requested.

     (xiii) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

     SECTION 4.02.  Each Credit Extension.   The Lenders shall not be required
to make any Credit Extension unless on the applicable Credit Extension Date:

     (i)   There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V and Section 6 of the Guaranty are true and correct in all material respects as of such Credit Extension Date (other than, in the case of any Credit Extension that does not increase the aggregate Outstanding Credit Exposure of the Lenders, the representations contained in the second sentence of Section 5.05 hereof and the second sentence of Section 6(g) of the Guaranty) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by each Loan Party that the conditions contained in Sections 4.02(i) and (ii) have been satisfied. Any Lender, through the Agent, may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     SECTION 5.01. Existence and Standing. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification and where the failure to so qualify might have a Material Adverse Effect, and has full power and authority to own and hold under lease its property and to conduct its business substantially as presently conducted by it.

     SECTION 5.02. Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not, and will not, (i) contravene such Loan Party's Articles of Incorporation (or other comparable charter document) or By-laws, law or any contractual or legal restriction binding on or affecting such Loan Party or its properties, (ii) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected, or (iii) result in or require the creation of any Lien upon or with respect to any of its properties (except as contemplated in Section 2.19(l) with respect to any Facility LC Collateral Account).

     SECTION 5.03. Governmental Approval. No Governmental Approval is required for the due execution, delivery and performance by any Loan Party of any Loan Document to which it is a party, other than such approvals as may be required in order for the Unicom/PECO Merger to be consummated (the "Merger Approvals"). The Merger Approvals are and shall be in full force and effect on and after the effective date of the Unicom/PECO Merger.

     SECTION 5.04.  Validity.   This Agreement has been duly executed and
delivered by the Borrower and is, and the Notes and the other Loan Documents to which the Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms. The Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

     SECTION 5.05. Financial Statements. The balance sheets of the Borrower and its Subsidiaries as at September 30, 1999, and the related statement of income, cash flows and retained earnings of the Borrower and its Subsidiaries for the periods then ended, copies of each of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP. Since September 30, 1998, there has been no material adverse change in the financial condition, results of operations, operations, business or Property of the Borrower and its Subsidiaries, taken as a whole, or in the Borrower's ability to perform any of its obligations under this Agreement, the Notes and the other Loan Documents to which it is a party.

     SECTION 5.06.  Litigation.   There is no pending or threatened action or
proceeding affecting the Borrower, the Guarantor or any of their respective Subsidiaries before any court, governmental agency or arbitrator that might reasonably be expected to result in a Material Adverse Effect, or that relates to this Agreement or the other Loan Documents or any transaction contemplated hereby or thereby.

     SECTION 5.07.  Exchange Act.   No proceeds of any Credit Extension will be
used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Exchange Act or in any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

     SECTION 5.08. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance and no Facility LC will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

     SECTION 5.09.  Government Regulations.   No Loan Party nor any Subsidiary
of any Loan Party is in violation of any law or governmental regulation or court decree or order which might reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.10. Taxes. Each Loan Party and its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. No tax Liens (other than Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books) have been filed with respect to any Loan Party or any of its Subsidiaries and, to the knowledge of the Borrower, no claims with respect to any such taxes or charges are being asserted which, individually or in the aggregate, could result in a Material Adverse Effect.

     SECTION 5.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates which would result in a liability of $25,000,000 or more to the Borrower. Since the most recent September 30 for which financial statements have been delivered to the Lenders in accordance with Section 6.01 hereof, there has been no material adverse change in the funding status of the Plans and no "prohibited transaction" has occurred with respect thereto which is in either event reasonably expected to result in a liability of $25,000,000 or more to the Borrower.

     SECTION 5.12. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Loan Parties in writing to any Lender or the Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Loan Parties to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and not incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 5.13. Public Utility Holding Company Act; Investment Company Act. The Borrower is not a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; and neither Loan Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended. The Guarantor is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from the provisions thereof (other than Section 9(a) thereof) by virtue of an order issued by the Securities and Exchange Commission on July 22, 1994. Such exemption is in full force and effect and, except for proceedings in connection with the transactions contemplated by the Unicom/PECO Merger Agreement, the Guarantor is not aware of any existing or proposed proceedings contemplating the revocation or modification of such exemption.

     SECTION 5.14.  Year 2000.   Each Loan Party has made a full and complete
assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                  ARTICLE VI
                                   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     SECTION 6.01.  Reporting Requirements.  The Borrower will furnish to each
 Lender:

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or the Treasurer of the Borrower as having been prepared in accordance (in all material respects) with GAAP consistently applied, except for (A) the absence of notes thereto and (B) changes in accounting principles required by GAAP;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, certified in a manner acceptable to the Agent by Arthur Andersen LLP or another nationally-recognized independent public accounting firm selected by the Borrower and acceptable to the Agent;

          (iii) concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Borrower furnished pursuant to paragraphs (i) and (ii) above, (A) a certificate of the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Borrower stating that (1) the Borrower has performed and observed all of, and the Borrower is not in default in the performance or observance of any of, the terms, covenants, agreements and conditions of this Agreement or any other Loan Document or, if the Borrower shall be in default, specifying all such defaults and the nature thereof, of which the signer of such certificate may have knowledge, and (2) the signer has obtained no knowledge of any Unmatured Default or Default except as specified in such certificate, and (B) an analysis prepared and certified by the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Borrower of the covenant contained in Section 6.13 containing all information necessary for determining compliance by the Borrower with such covenant;

          (iv) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower and concurrently with the financial statements furnished pursuant to paragraph (ii), above, a written statement of the independent public accountants that certified such financial statements stating that, in making the examination necessary for their certification of such financial statements, they have obtained no knowledge of any Unmatured Default or Default by the Borrower in the observance of any of the covenants contained in Sections 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 and 6.20 or, if such accountants shall have obtained knowledge of any such Unmatured Default or Default, specifying all such Unmatured Defaults and Defaults and the nature thereof, it being understood that they shall not be liable directly or indirectly for any failure to obtain knowledge of any Unmatured Default or Default;

          (v) as soon as possible and in any event within five days after the Guarantor becomes aware of the commencement of litigation against the Guarantor or any of its Subsidiaries that may result in a Material Adverse Effect or that questions the validity or enforceability of any Loan Document against the Borrower or the Guarantor, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Guarantor's, or such Subsidiary's, as the case may be, proposed actions in connection therewith; provided, that delivery of a copy of the Guarantor's current report on Form 8-K describing any such litigation shall be deemed to satisfy such requirement unless the Agent, or any Lender acting through the Agent, shall request any additional information relating to such litigation;

          (vi) if the Borrower has any class of securities registered under the Exchange Act, then promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements (other than registration statements related to employee benefits plans) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (vii) as soon as possible and in any event (A) within 30 days after any ERISA Event described in clause (i) of the definition of ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and (B) within 10 days after any other ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred, a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

          (viii) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          (ix) promptly after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $25,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower or such ERISA Affiliate is reasonably expected to be liable;

          (x) as soon as possible and in any event within ten days after the Borrower knows or should have reason to know of the occurrence of each Unmatured Default or Default continuing on the date of such statement, a statement of the chief financial officer, any vice president responsible for financial or accounting matters, or the Treasurer of the Borrower setting forth details of such Unmatured Default or Default and the action that the Borrower has taken and proposes to take with respect thereto; and

          (xi) such other information respecting the business, assets, revenues, financial condition, results of operations, operations, business, Property or prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender, through the Agent, may from time to time reasonably request.

     SECTION 6.02.  Preservation of Corporate Existence, Etc.   The Borrower
will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its legal existence in the jurisdiction of its organization and qualify and remain qualified as a foreign organization in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties, and preserve, renew and keep in full force and effect the rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided, however, that neither the Borrower nor any such Subsidiary shall be required to preserve and maintain any such right, privilege or franchise, and no Subsidiary shall be required to preserve and maintain its corporate existence, unless the failure to do so would have a Material Adverse Effect.

     SECTION 6.03.  Compliance with Laws, Etc.   The Borrower will comply, and
cause each of its Subsidiaries to comply, in all material respects with all Applicable Laws, such compliance to include compliance with ERISA and Environmental Laws.

     SECTION 6.04.  Maintenance of Insurance, Etc.   The Borrower will maintain,
and cause each of its Subsidiaries to maintain, such insurance as may be required by law and such other insurance, to the extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

     SECTION 6.05.  Inspection Rights.   The Borrower will at any reasonable
time and from time to time as the Agent or any Lender may reasonably request, permit the Agent, each Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers or directors; provided, however, that prior to the disclosure of any information or materials of the Borrower or its Subsidiaries relating to customers, pricing methods or formulae, or proprietary methods or processes, the Borrower may require the Lender seeking to inspect the same to enter into a confidentiality and nondisclosure agreement with respect to the use and disclosure of such information or materials in form and substance reasonably satisfactory to the Borrower and such Lender and containing other customary terms.

     SECTION 6.06.  Maintaining of Books.   The Borrower will maintain, and
cause each of its Subsidiaries to maintain, complete and accurate books of record and account in which entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with GAAP.

     SECTION 6.07.  Maintenance of Properties.   The Borrower will cause all
properties used or useful in the conduct of the business of the Borrower or any of its Subsidiaries to be maintained and kept in reasonable condition, repair and working order, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except where the failure to do so would not have a Material Adverse Effect.

     SECTION 6.08. Taxes and Liabilities. The Borrower will pay, and cause each of its Subsidiaries to pay, when due all taxes, assessments, governmental charges and other liabilities imposed upon it or its property, except to the extent contested in good faith and by appropriate proceedings and in respect of which adequate reserves for the payment thereof have been set aside by the Borrower or such Subsidiary, as the case may be, in accordance with GAAP.

     SECTION 6.09. Use of Proceeds. The Borrower will use the proceeds of each Credit Extension hereunder for general corporate purposes, including, without limitation, financing investments in non-public utility-regulated generation, energy supply and energy-service-related businesses and projects, commercial paper back-up and intercompany advances to the Guarantor in an aggregate amount not to exceed $25,000,000 at any one time outstanding.

     SECTION 6.10. ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended from time to time) (unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency), (ii) terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Plan of the Borrower or such ERISA Affiliate so as to result in a liability of $25,000,000 or more of the Borrower to the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), other than a Reportable Event for which the 30-day notice requirement with respect thereto has been waived by the PBGC or any other event or condition, which presents a material (in the reasonable opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan of the Borrower or such ERISA Affiliate and such a liability to the Borrower.

     SECTION 6.11. Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

     SECTION 6.12. Borrower Stock. The Borrower will not permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any shares of capital stock of the Borrower, or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding.

     SECTION 6.13. Indebtedness. The Borrower will not create, incur, assume or suffer to exist any Indebtedness, other than (without duplication) (i) Indebtedness hereunder and under the Notes and the other Loan Documents, (ii) unsecured Contingent Obligations (other than in respect of Letters of Credit issued pursuant to Section 2.19 hereof) in an aggregate amount at any one time outstanding not to exceed the excess of (A) $700,000,000 over (B) the amount of Contingent Obligations incurred by the Guarantor pursuant to Section 8(d)(iii) of the Guaranty, and (iii) unsecured intercompany advances from the Guarantor subordinated in all respects to any and all Indebtedness hereunder and under the Notes upon the terms set forth in Exhibit G hereto; provided, however, that, notwithstanding the foregoing, the aggregate amount of Indebtedness of the Borrower and its Subsidiaries and of the Guarantor at any one time outstanding shall not exceed $900,000,000; provided further, that for purposes of this Section, the term "Indebtedness" shall not include the Unicom Investment Inc. Debt.

     SECTION 6.14. Investments in Other Persons. The Borrower will not make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, except that (i) so long as no Unmatured Default or Default has occurred and is continuing, (A) the Borrower may make capital contributions and intercompany advances to any of its Subsidiaries, and (B) the Borrower or any of its Subsidiaries may make loans or advances to or other investments in any other Person to the extent that foreclosure upon any such equity investment or the stock or assets of the Person to which any such loan or advance was made would not have a Material Adverse Effect and (ii) the Borrower may make intercompany advances to the Guarantor in an aggregate amount not to exceed $25,000,000 at any one time outstanding.

     SECTION 6.15. Distributions. The Borrower will not upon the occurrence and during the continuance of a Default, declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock of the Borrower, or purchase, redeem, retire, or otherwise acquire for value any shares of any class of capital stock of the Borrower or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make any distribution of assets to any of its shareholders.

     SECTION 6.16.  Liens, Etc.   The Borrower will not create or suffer to
exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties (including, without limitation, the capital stock of or any other equity interest in any of its Subsidiaries except to the extent such lien is created to secure obligations in respect of Nonrecourse Indebtedness), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person (any of the foregoing being referred to herein as a "Lien"), other than (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, (ii) Liens on the capital stock of or any other equity interest in any of the Borrower's Subsidiaries or any such Subsidiary's assets to secure the payment and performance of Indebtedness obligations in connection with any project financing for such Subsidiary (provided that the obligee of such obligations shall have no recourse to the Borrower to satisfy such obligations, other than pursuant to any such Liens on the Borrower's equity interests in its Subsidiaries), (iii) Liens created in connection with the acquisition by Subsidiaries of assets and the continuation of such Liens in connection with any refinancing of the Indebtedness secured by such Liens, provided such Liens are limited to the assets so acquired, (iv) Liens on the assets and/or rights to receive income of any Person that exist at the time such Person becomes a Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens, (v) Liens created in connection with the incurrence by Subsidiaries from time to time of an amount not to exceed $375,000,000 of Indebtedness at any one time outstanding and the continuation of such Liens in connection with any refinancing of such Indebtedness, (vi) Liens on the capital stock or other equity interest evidencing an investment permitted under Section 6.14(i)(B), provided such Liens are created in connection with the financing of the business of such Person,
(vii) Liens for taxes, assessments or governmental charges or levies to the extent not past due or contested in good faith by appropriate proceedings, with adequate reserves set aside for the payment thereof in accordance with GAAP,
(viii) pledges or deposits to secure obligations of Subsidiaries to energy suppliers incurred in the ordinary course of business, (ix) Liens granted hereunder to the Lenders and the LC Issuer in respect of the Facility LC Collateral Account, (x) Liens, if any, arising in connection with Capitalized Leases only on the equipment or property subject to such Capitalized Lease, (xi) attachment, judgment or similar Liens arising in connection with court proceedings, provided, that with respect to any Lien against the Guarantor involving an amount of $10,000,000 or more, and against the Borrower and its Subsidiaries involving an amount of $5,000,000 or more, the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies and the applicable insurance company has acknowledged its liability therefor in writing, and (xii) Liens of the Borrower or an Affiliate created, directly or indirectly, in connection with the acquisition of the Replacement Property or created, directly or indirectly, in connection with the Replacement Property Contracts.

     SECTION 6.17.  Mergers; Sale of Assets; Etc.   The Borrower will not (i)
merge or consolidate with or into any Person, or (ii) convey, transfer, lease or otherwise dispose of, or permit any of its Subsidiaries to convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, and whether in a sale/leaseback transaction or otherwise, any assets of the Borrower and its Subsidiaries (measured on a consolidated basis) (whether now owned or hereafter acquired), unless (A) in the case of a merger involving the Borrower, immediately after giving effect thereto, (1) no event shall occur and be continuing that constitutes an Unmatured Default or a Default, (2) the Borrower is the surviving corporation, and (3) the Borrower and its Subsidiaries shall not be liable with respect to any Indebtedness or allow their respective properties to be subject to any Lien which the Borrower or any such Subsidiary could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, or (B) in the case of any disposition of assets or any sale/leaseback transaction, immediately after giving effect thereto, no event shall have occurred and be continuing that constitutes an Unmatured Default or a Default (including, without limitation, any Unmatured Default or Default that would result from a breach by the Guarantor of Section 7(i) of the Guaranty).

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

     SECTION 6.18. Other Agreements. The Borrower will not enter into, or permit any of its Subsidiaries to enter into, any agreement containing any provision that would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the Borrower hereunder or in connection herewith.

     SECTION 6.19. Regulation U. The Borrower will not use or permit any Facility LC or any proceeds of any Advance to be used, whether directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, of "buying or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     SECTION 6.20. Transactions with Affiliates. The Borrower will not enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Borrower, unless (i) such transaction is on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm's length basis with a Person that was not an Affiliate of the Borrower or (ii) such transaction is conducted pursuant to the Affiliated Interests Agreement, dated as of December 4, 1995, among Commonwealth, the Guarantor and the other entities named therein, as it may be amended or modified from time to time; provided, the foregoing shall not apply to (x) the transactions contemplated by the Asset Sale Agreement, dated as of May 11, 1999, between Commonwealth and Unicom Investment Inc. relating to the sale of Commonwealth's fossil generation assets and the incurrence of the Unicom Investment Inc. Debt, (y) the transfer by Commonwealth to Unicom Technology Development Inc., an Illinois corporation, of up to $275,000,000 of the notes representing the Unicom Investment Inc. Debt under said Asset Sale Agreement along with an obligation in respect of an equivalent amount of Commonwealth's contingent obligation to pay post-retirement health care benefits, and (z) transactions associated with a transfer of Commonwealth's nuclear generating stations to a Subsidiary of the Guarantor.

                                  ARTICLE VII
                                   DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     SECTION 7.01. The Borrower shall fail to pay any principal of any Note, or any reimbursement obligation in respect of any drawing under any Facility LC, when the same becomes due and payable; or

     SECTION 7.02. The Borrower shall fail to pay any interest on any Note, any fees or any other amount due under this Agreement for two Business Days after the same becomes due and payable; or

     SECTION 7.03. Any representation or warranty made or deemed made by the Borrower herein or in any of the other Loan Documents or by the Borrower (or any of its officers) in connection with this Agreement or any of the Loan Documents, or any representation or warranty made or deemed made by the Guarantor in the Guaranty or by the Guarantor (or any of its officers) in connection with the Guaranty, shall prove to have been incorrect in any material respect when made or deemed made; or

     SECTION 7.04. (i) the Borrower shall fail to perform or observe any term, covenant, or agreement contained in Section 6.01(v), 6.09, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 or 6.20; (ii) the Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 2, 7(i), 7(j), 7(k) or 8 of the Guaranty; (iii) the Borrower shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed (and not constituting a Default under any of the other provisions of this Section) if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent; or (iv) the Guarantor shall fail to perform or observe any other term, covenant, or agreement contained in the Guaranty on its part to be performed or observed (and not constituting a Default under any of the other provisions of this Section) if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Guarantor by the Agent; or

     SECTION 7.05. Commonwealth shall fail to pay any principal of or premium or interest on any of its Indebtedness (other than any Nonrecourse Indebtedness) which is outstanding in a principal amount of at least $25,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     SECTION 7.06. The Guarantor shall fail to pay any principal of or premium or interest on any of its Indebtedness (other than any Nonrecourse Indebtedness) which is outstanding in a principal amount of at least $10,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     SECTION 7.07. The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Indebtedness (other than Nonrecourse Indebtedness) which is outstanding in a principal amount of at least $5,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     SECTION 7.08. Either (i) the Guarantor, Commonwealth, the Borrower or any Significant Subsidiary shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency, or similar law seeking dissolution, liquidation, or reorganization or the appointment of a receiver, trustee, custodian, or liquidator for itself or its property, assets, or business, or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency, or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian, or liquidator for itself or its property, assets, or business, or (ii) corporate action shall be taken by the Guarantor, Commonwealth, the Borrower or any Significant Subsidiary for the purpose of effectuating any of the foregoing; or

     SECTION 7.09. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Guarantor, Commonwealth, the Borrower or any Significant Subsidiary under any bankruptcy, insolvency, or similar law or seeking the dissolution, liquidation, or reorganization of the Guarantor, Commonwealth, the Borrower or such Significant Subsidiary (as the case may be) or the appointment of a receiver, trustee, custodian, or liquidator for the Guarantor, Commonwealth, the Borrower or such Significant Subsidiary (as the case may be) or of a substantial part of the property, assets, or business of the Guarantor, Commonwealth, the Borrower or such Significant Subsidiary (as the case may be), or any writ, judgment, warrant of attachment, execution, or similar process shall be issued or levied against a substantial part of the property, assets, or business of the Guarantor, Commonwealth, the Borrower or any Significant Subsidiary, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution, or similar process shall not be released, vacated, or fully bonded, within 60 days after commencement, filing, or levy, as the case may be; or

    SECTION 7.10.  Any judgment or order for the payment of money in excess of
(i) $10,000,000 shall be rendered against the Guarantor or any of its properties, or (ii) $5,000,000 shall be rendered against the Borrower or any Subsidiary of the Borrower or any of their respective properties, or (iii) $25,000,000 shall be rendered against Commonwealth or any of its properties, and, in any case either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (B) there shall be any period during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     SECTION 7.11. Any ERISA Event shall have occurred with respect to a Plan which could reasonably be expected to result in a liability of $25,000,000 or more to the Borrower, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, such ERISA Event shall still exist; or

     SECTION 7.12. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance of, any Indebtedness described in clause (iii), (vii), or (viii) of the definition of "Indebtedness" or any obligation of, or condition agreed to by, the Borrower or such Subsidiary with respect to any purchase or lease of goods or services (subject to any applicable grace period and except as waived or to the extent that the existence of any such default is being contested in good faith by appropriate proceedings and reserves therefor are being maintained in accordance with GAAP) and such default might reasonably be expected to result in a Material Adverse Effect; or

     SECTION 7.13. The Guarantor shall fail to own directly 100% of the issued and outstanding shares of capital stock of the Borrower or the Guarantor shall fail to own directly at least 80% of the issued and outstanding shares of voting capital stock of Commonwealth (in either case, a "Change of Control"); provided, however, that the Unicom/PECO Merger shall not constitute a Change of Control.

     SECTION 7.14. Any provision of the Guaranty or any of the subordination provisions of any Indebtedness incurred by the Borrower pursuant to Section 6.13(iii) shall for any reason (except pursuant to the terms thereof) cease to be valid and binding on the Guarantor or the Guarantor shall so assert in writing; or

     SECTION 7.15. Any provision of any Loan Document to which the Borrower is a party shall for any reason (except pursuant to the terms thereof) cease to be valid and binding on the Borrower or the Borrower shall so assert in writing; or

     SECTION 7.16. At any time the LC Issuer shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain the LC Issuer from paying any amount under any Facility LC issued by it and either (i) there has been a drawing under such Facility LC which the LC Issuer would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Facility LC has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding; or

     SECTION 7.17. The Guarantor shall receive cash dividends from its Subsidiaries in any two consecutive fiscal quarters of the Guarantor in an aggregate amount less than $120,000,000.

                                 ARTICLE VIII
                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     SECTION 8.01. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.08 or 7.09 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may during the continuance of such Default (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

     (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

     (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.08 or 7.09 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     SECTION 8.02. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) (A) Extend the final maturity of any Loan, or (B) extend the expiry date of any Facility LC to a date after the earlier of (x) the date which is one year after the Facility Termination Date and (y) one year after the date of its issuance (or Modification), or (C) forgive all or any portion of the principal amount of any Loan or any Reimbursement Obligation related thereto, or (D) reduce the rate or extend the time of payment of interest or fees or Reimbursement Obligations.

     (ii)  Reduce the percentage specified in the definition of Required
           Lenders.

     (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.02, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

     (iv)  Amend this Section.

     (v)   Release the Guarantor of its obligations under the Guaranty.

     (vi)  Amend Section 2.03 or 11.02.

     (vii) Release any of the collateral under the Facility LC Collateral
           Account.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.03(b) without obtaining the consent of any other party to this Agreement.

     SECTION 8.03. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.02, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

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

                                  ARTICLE IX
                              GENERAL PROVISIONS

     SECTION 9.01. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     SECTION 9.02. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     SECTION 9.03. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     SECTION 9.04. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     SECTION 9.05. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.06, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     SECTION 9.06. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection, enforcement or any workout or restructuring of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the

Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders, and all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     SECTION 9.07. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient copies so that the Agent may furnish one to each of the Lenders.

     SECTION 9.08. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     SECTION 9.09. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     SECTION 9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     SECTION 9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.04.

     SECTION 9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     SECTION 9.13. Disclosure. The Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                   ARTICLE X
                                   THE AGENT

     SECTION 10.01. Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     SECTION 10.02. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     SECTION 10.03. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     SECTION 10.04. No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     SECTION 10.05. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     SECTION 10.06. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     SECTION 10.07. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     SECTION 10.08. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.05(vii) shall, notwithstanding the provisions of this Section, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section shall survive payment of the Obligations and termination of this Agreement.

     SECTION 10.09. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     SECTION 10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this

Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     SECTION 10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     SECTION 10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     SECTION 10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated November 12, 1999, or as otherwise agreed from time to time.

     SECTION 10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     SECTION 10.15. Documentation Agent, Syndication Agent, Etc. Neither of the Lenders identified in this Agreement as Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                  ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

     SECTION 11.01. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     SECTION 11.02. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it of the Obligations (other than payments received pursuant to Section 3.01, 3.02, 3.04 or 3.05) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Obligations. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for the Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the Obligations. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Obligations.

                                  ARTICLE XII
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     SECTION 12.01. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and
(ii) any assignment by any Lender must be made in compliance with Section 12.03. The parties to this Agreement acknowledge that clause (ii) of this Section relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.03. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.03; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     SECTION 12.02.  Participations.

     (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     (b) Voting Rights Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Reimbursement Obligation or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Reimbursement Obligation or Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of the collateral, if any, securing any such Credit Extension.

     (c) Benefit of Setoff and Certain Other Rights. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section
11.01 and the other rights of the Lenders under Sections 3.01, 3.02, 3.04 and
3.05 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.01 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.01, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.02 as if each Participant were a Lender.

     SECTION 12.03.  Assignments.

     (a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated). After giving effect to any partial assignment, the Commitment of each of the assignor and assignee shall be at least $10,000,000 (unless each of the Borrower and the Agent otherwise consents).

     (b) Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.03(a), and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, provided, however, such Purchaser shall not be entitled to make an immediate demand under
Article III, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section, the transferor

Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     SECTION 12.04. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     SECTION 12.05. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.05(iv).

                                 ARTICLE XIII
                                    NOTICES

     SECTION 13.01. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereto, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     SECTION 13.02. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV
                                 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                  ARTICLE XV
         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     SECTION 15.01. CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 15.02. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK CITY.

     SECTION 15.03. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                              UNICOM ENTERPRISES INC.


                              By  /s/ Patricia L. Kampling
                                 -------------------------
                                 Patricia L. Kampling
                                 Treasurer

                              BANK ONE, NA
                              (Main Branch - Chicago)


                              By  /s/ Robert Bussa
                                 -------------------------
                                 Robert Bussa
                                 1/st/ Vice President

                              ABN AMRO BANK N.V.


                              By  /s/ Philip J. Leigh
                                 -------------------------
                                 Philip J. Leigh
                                 Vice President



                              By  /s/ Robert E. Lee IV
                                 -------------------------
                                 Robert E. Lee IV
                                 Assistant Vice President

                              BANK OF AMERICA, N.A.


                              By  /s/ Gretchen P. Burud
                                 -------------------------
                                 Gretchen P. Burud
                                 Principal

                              BANK OF MONTREAL


                              By  /s/ Kresten M. Bjornsson
                                 -------------------------
                                 Kresten M. Bjornsson
                                 Director

                              THE BANK OF NEW YORK


                              By  /s/ Nathan S. Howard
                                 -------------------------
                                 Nathan S. Howard
                                 Vice President

                              BARCLAYS BANK PLC


                              By  /s/ Sydney G. Dennis
                                 -------------------------
                                 Sydney G. Dennis
                                 Director

                              BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS
                                BRANCH


By   /s/ Hereward Drummond    By  /s/ Sean O'Sullivan
   -------------------------     -------------------------
   Hereward Drummond             Sean O'Sullivan
   Senior Vice President         Vice President

                              THE CHASE MANHATTAN BANK


                              By  /s/ Paul V. Farrell
                                 -------------------------
                                 Paul V. Farrell
                                 Vice President

                              CIBC INC.


                              By  /s/ Denis P. O'Meara
                                 -------------------------
                                 Denis P. O'Meara
                                 Executive Director

                              CITIBANK, N.A.


                              By  /s/ J. Nicholas McKee
                                 -------------------------
                                 J. Nicholas McKee
                                 Vice President

                              CREDIT LYONNAIS, CHICAGO BRANCH


                              By  /s/ Lee E. Greve
                                 -------------------------
                                 Lee E. Greve
                                 First Vice President

                              THE DAI-ICHI KANGYO BANK, LTD.


                              By  /s/ Nobuyasu Fukatsu
                                 -------------------------
                                 Nobuyasu Fukatsu
                                 General Manager

                              THE FUJI BANK, LIMITED


                              By  /s/ Peter L. Chinnici
                                 -------------------------
                                 Peter L. Chinnici
                                 Senior Vice President & Group Head

                              THE INDUSTRIAL BANK OF JAPAN, LTD.


                              By  /s/ Walter R. Wolff
                                 -------------------------
                                 Walter R. Wolff
                                 Joint General Manager

                              MELLON BANK, N.A.


                              By  /s/ Richard A. Matthews
                                 -------------------------
                                 Richard A. Matthews
                                 Vice President

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By  /s/ Robert Bottamedi
                                 -------------------------
                                 Robert Bottamedi
                                 Vice President

                              NATIONAL CITY BANK OF MICHIGAN/ILLINOIS


                              By  /s/ Mark R. Long
                                 -------------------------
                                 Mark R. Long
                                 Vice President

                              THE NORTHERN TRUST COMPANY


                              By  /s/ Joseph A. Wemhoff
                                 -------------------------
                                 Joseph A. Wemhoff
                                 Vice President

                              THE SAKURA BANK, LIMITED


                              By  /s/ Yoshikazu Nagura
                                 -------------------------
                                 Yoshikazu Nagura
                                 Senior Vice President

                              UNION BANK OF CALIFORNIA, N.A.


                              By  /s/ Jason P. DiNapoli
                                 -------------------------
                                 Jason P. DiNapoli
                                 Vice President

                                PRICING SCHEDULE

   APPLICABLE                         LEVEL I             LEVEL II           LEVEL III           LEVEL IV
     MARGIN                           STATUS               STATUS              STATUS             STATUS
-----------------------------------------------------------------------------------------------------------
Eurodollar Rate                        0.875%              1.000%              1.125%              2.000%
-----------------------------------------------------------------------------------------------------------
Floating Rate                          0.000%              0.000%              0.000%              0.500%
-----------------------------------------------------------------------------------------------------------
Utilized Eurodollar Rate               1.000%              1.125%              1.375%              2.500%
-----------------------------------------------------------------------------------------------------------
Utilized Floating Rate                 0.125%              0.125%              0.250%              1.000%
===========================================================================================================



       APPLICABLE                     LEVEL I             LEVEL II           LEVEL III             LEVEL IV
        FEE RATE                       STATUS              STATUS              STATUS               STATUS
-----------------------------------------------------------------------------------------------------------
LC Fee                                 0.875%              1.000%               1.125%              2.000%
-----------------------------------------------------------------------------------------------------------
Commitment Fee                         0.150%              0.175%               0.225%              0.375%
===========================================================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level I Status" exists at any date if, on such date, the Guarantor's Moody's Rating is Baa1 or better and the Guarantor's S&P Rating is BBB+ or better.

     "Level II Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status and (ii) the Guarantor's Moody's Rating is Baa2 or better and the Guarantor's S&P Rating is BBB or better.

     "Level III Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status or Level II Status and (ii) the Guarantor's Moody's Rating is Baa3 or better and the Guarantor's S&P Rating is BBB- or better.

     "Level IV Status" exists at any date if, on such date, the Guarantor has not qualified for Level I Status, Level II Status or Level III Status.

     "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

     "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

     "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Guarantor's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Guarantor has no Moody's Rating or no S&P Rating, Level IV Status shall exist.

     If the Guarantor is split-rated and the ratings differential is one level, the rating with the greater margin will apply. If the Guarantor is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the intermediate rating with the greater margin will apply.

                                   EXHIBIT B
                            COMPLIANCE CERTIFICATE



To:  The Lenders parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of December 17, 1999 (as amended, modified, renewed or extended from time to time, the "Agreement") among Unicom Enterprises Inc. (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected __________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Guarantor, the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below,

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

     5. Schedule II attached hereto sets forth financial data and computations evidencing the Guarantor's compliance with certain covenants of the Guaranty, all of which data and computation are true and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

     The foregoing certifications, together with the computations set forth in
Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _________, ____.


                                          ______________________________

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of _________, ____ with
                     Provisions of        and          of
                                 the Agreement

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

                     Compliance as of _________, ____ with
                     Provisions of        and          of
                                 the Guaranty

                                   EXHIBIT C
                             ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between _____________________ (the "Assignor") and ________________________ (the
"Assignee") is dated as of ________________, 19__/20__. The parties hereto agree as follows:

     1. Preliminary Statement. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. Assignment And Assumption. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. Effective Date. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     4. Payment Obligations. In consideration for the sale and assignment of Advances hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Advances and fees received from the Agent which relate to the portion of the Commitment or Advances assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. Recordation Fee. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

     6. Representations Of The Assignor; Limitations On The Assignor's Liability. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the

Assignor and (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or the Guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or the Guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. Representations And Undertakings Of The Assignee. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8. Governing Law. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

     9. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     10. Counterparts; Delivery By Facsimile. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                            to Assignment Agreement

1. Credit Agreement, dated as of December 17, 1999, among Unicom Enterprises Inc., the Lenders party thereto, Bank One, NA, as Agent and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner (the "Credit Agreement"):

2.  Date of Assignment Agreement:               , 19__/20__

3.  Assignee's percentage of the Facility
    purchased under the Assignment Agreement*       ____%
4.  Assignee's Commitment (or Loans with
    respect to terminated Commitments)
    purchased hereunder:                                $___________________
5.  Proposed Effective Date:                            ____________________
6.  Non-standard Recordation Fee Arrangement      N/A**
                                                  [Assignor/Assignee to pay 100%
                                                  of fee] [Fee waived by Agent]

Accepted and Agreed:

[NAME OF ASSIGNOR]                        [NAME OF ASSIGNEE]

By:__________________________________     By:__________________________________
Title: ______________________________     Title: ______________________________

ACCEPTED AND CONSENTED TO BY              ACCEPTED AND CONSENTED TO BY
UNICOM ENTERPRISES INC.                   BANK ONE, N.A.

By:__________________________________     By:__________________________________
Title: ______________________________     Title: ______________________________


*   Percentage taken to 10 decimal places
**  If fee is split 50-50, pick N/A as option

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                       ADMINISTRATIVE INFORMATION SHEET
                       --------------------------------

        Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)

                             ASSIGNOR INFORMATION
                             --------------------
Contact:
-------

Name:  _____________________________  Telephone No.:  _________________________
Fax No:  ___________________________  Telex No.:  _____________________________
                                      Answerback:  ____________________________

Payment Information:
-------------------

Name & ABA # of Destination Bank:______________________________________________
                                 ______________________________________________

Account Name & Number for Wire Transfer:_______________________________________
                                        _______________________________________


Other Instructions:____________________________________________________________
_______________________________________________________________________________



Address for Notices for Assignor:______________________________________________
-------------------------------- ______________________________________________
                                 ______________________________________________



                             ASSIGNEE INFORMATION
                             --------------------
Credit Contact:
--------------

Name:  ______________________________  Telephone No.:  _________________________
Fax No:  ____________________________  Telex No.:  _____________________________
                                       Answerback:  ____________________________

Key Operations Contacts:
-----------------------

Booking Installation:  _______________ Booking Installation:  __________________
Name:  _______________________________ Name:  __________________________________
Telephone No.:  ______________________ Telephone No.:  _________________________
Fax No:  _____________________________ Fax No:  ________________________________
Telex No.:____________________________ Telex No.:_______________________________
Answerback:  _________________________ Answerback:  ____________________________

Payment Information:
-------------------

Name & ABA # of Destination Bank:_______________________________________________
                                 _______________________________________________

Account Name & Number for Wire Transfer:________________________________________
                                        ________________________________________

Other Instructions:_____________________________________________________________
________________________________________________________________________________


Address for Notices for Assignee:_______________________________________________
                                 _______________________________________________
                                 _______________________________________________

     BANK ONE INFORMATION
     --------------------

     Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:                  Subsequent Operations Contact:
-----------------------                   -----------------------------

Name:__________________________           Name:___________________________
Telephone No.:  (312)__________           Telephone No.:  (312)___________
Fax No.:  (312)________________           Fax No.:  (312)_________________
               Bank One Telex No.:  190201 (Answerback: FNBC UT)

Initial Funding Standards:
-------------------------

LIBOR - Fund 2 days after rates are set.

Bank One Wire Instructions:        Bank One, NA, ABA # 071000013
--------------------------         LS2 Incoming Account # 481152860000
                                   Ref:________________

Address for Notices for Bank One:  1 Bank One Plaza, Chicago, IL  60670
--------------------------------   Attn: Agency Compliance Division,
                                   Suite IL1-0353
                                   Fax No. (312) 732-2038 or (312) 732-4339

                                   EXHIBIT D
                LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To Bank One, NA,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated as of December 17, 1999 (as the same may be amended or modified, the "Credit Agreement"), among Unicom Enterprises Inc. (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.01 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)_______________________________________________

Customer/Account Name___________________________________________________________

Transfer Funds To_______________________________________________________________

                 _______________________________________________________________

For Account No._________________________________________________________________

Authorized Officer (Customer Representative)    Date____________________________

--------------------------------------------------------------------------------

____________________________________       _____________________________________
(Please Print)                             Signature
--------------------------------------------------------------------------------

Bank Officer Name___________________       Date_________________________________
--------------------------------------------------------------------------------

____________________________________       _____________________________________
(Please Print)                                  Signature

--------------------------------------------------------------------------------

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT E
                                     NOTE


                                                               December 17, 1999


     UNICOM ENTERPRISES INC., an Illinois corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") its
portion of the Aggregate Outstanding Amount pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Lender's portion of the Aggregate Outstanding Amount, except with respect to Facility LCs referred to in the last sentence of Section 2.19(b), on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 17, 1999 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the Lenders named therein, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This
Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                UNICOM ENTERPRISES INC.

                                By
                                   ---------------------------------
                                   Name:
                                   Title:

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                      TO
                      NOTE OF _________________________,
                           DATED DECEMBER 17, 1999,


                     Principal            Maturity             Principal
                     Amount of           of Interest            Amount               Unpaid
Date                   Loan                Period                Paid                Balance
----                 ---------           -----------           ---------             -------